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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):December 29, 2006
Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada	89118

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:702-871-7111
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC873(6-04)	Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     Effective December 29, 2006, Las Vegas Gaming, Inc. (the “Company”) filed a Certificate of Designation (the “Certificate of Designation”) with the Nevada Secretary of State to designate 3,300,000 shares of the Company’s 10,000,000 shares of authorized preferred stock, $.001 par value, as “Series E Convertible Preferred Stock.” As a result of the designation, the Company will have 4,125,000 shares of undesignated preferred stock, $.001 par value, remaining.
     For additional information concerning the foregoing, reference is made to the Certificate of Designation, which is attached as an exhibit hereto and incorporated by reference herein.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 – Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit	Name
Exhibit 3.1	Certificate of Designation for Series E Convertible Preferred Stock, as filed with the Nevada Secretary of State on December 29, 2006.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.
Date: January 5, 2007	By:	/s/ Bruce A. Shepard
Bruce A. Shepard, Chief Financial Officer

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Exhibit Index

Exhibit	Name	Page

Exhibit 3.1	Certificate of Designation for Series E Convertible Preferred Stock, as filed with the Nevada Secretary of State on December 29, 2006.	5

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